SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 2, 2000
(Date of earliest event reported: September 29, 2000)

Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-18443	52-1574808

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8125 North Hayden Road, Scottsdale, Arizona	85258

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(602) 808-8800

4343 East Camelback Road, Phoenix, Arizona	85018

(Former name or former address, if changed since last report)	(Zip Code)

      Item 5. Other Events.

      On September 29, 2000, the Development, Commercialization and License Agreement, dated as of August 15, 2000 (the “Agreement”), by and between the Registrant and Corixa Corporation (“Corixa”) became effective. The Agreement provides for a strategic alliance by and between the Registrant and Corixa regarding Corixa’s psoriasis immunotherapeutic product, PVAC™ treatment. Upon effectiveness the Registrant made a non-refundable payment of $17 million to Corixa. A description of the collaboration was disclosed in a press release filed with the Securities and Exchange Commission on August 15, 2000 on Form 8-K.

      Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) Financial Statements of Businesses Acquired.

      Not Applicable.

      (b) Pro Forma Financial Information.

      Not Applicable.

      (c) Exhibits.

      99.1*   Development, Commercialization and License Agreement dated August 15, 2000.

* Document for which confidential treatment has been requested.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medicis Pharmaceutical Corporation

By:	/s/ MARK A. PRYGOCKI, SR. Mark A. Prygocki, Sr. Chief Financial Officer

Date: November 2, 2000

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Development, Commercialization and License Agreement dated August 15, 2000.

*Document for which confidential treatment has been requested.